Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Lancaster Colony Corporation (the “Company”) on Form 10-K for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John B. Gerlach, Jr., Chief Executive Officer of the Company, and John L. Boylan, Chief Financial Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the periods expressed in the Report.

By:	/s/ JOHN B. GERLACH, JR.
John B. Gerlach, Jr.
Chief Executive Officer

August 29, 2013

By:	/s/ JOHN L. BOYLAN
John L. Boylan
Chief Financial Officer

August 29, 2013

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.